Exhibit 10.10

FORM OF LETTER AGREEMENT

July 1, 2010

[Address]

Dear _____________:

This letter agreement (this "Letter Agreement") is entered into in connection with that certain Securities Purchase Agreement of even date herewith among Telanetix, Inc., a Delaware corporation (the "Company"), and the investors listed on the Schedule of Buyers attached thereto (the "SPA").

Pursuant to Section 4(v) of the SPA and HCP-TELA, LLC’s ("Hale") and certain of its affiliates’ ownership of the Company’s securities, Hale and its affiliates are entitled to a majority of the members of the board of directors of the Company.  Pursuant to Section 4(v) of the SPA and in order to facilitate in an efficient manner Hale’s board rights, you are requested to enter into this letter agreement evidencing your agreement to be a deemed member of the Company's board of directors designated by Hale.  In connection with such designation, you agree that, at any time or from time to time, Hale shall have the right to request that you resign from the Company’s board of directors upon written notice to the Company and you.  Upon receipt of any such notice, the Company shall promptly take all necessary action to cause you to resign from the Company's board of directors and you agree to so resign immediately as requested by the Company.

All questions concerning the construction, validity, enforcement and interpretation of this Letter Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

If any provision of this Letter Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Letter Agreement so long as this Letter Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

This Letter Agreement is intended for the benefit of the parties hereto and Hale, who is a third party beneficiary hereof, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.  No provision of this Letter Agreement may be amended other than by an instrument in writing signed by the parties hereto and Hale.

The parties hereto and Hale shall have all rights and remedies set forth herein and all of the rights which such party has under any law.  The parties hereto and Hale having any rights under any provision of this Letter Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Letter Agreement and to exercise all other rights granted by law.  Furthermore, the parties recognizes that in the event that a party fails to perform, observe, or discharge any or all of its obligations hereunder, any remedy at law may prove to be inadequate relief to the other party and Hale.  The parties therefore agrees that the other party and Hale shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

If you are in agreement with the terms set forth above, please sign in the space provided below and return an executed copy to us.

Sincerely,
TELANETIX, INC., a Delaware corporation
By: Name: Douglas N. Johnson Title: Chairman and CEO
ACCEPTED AND AGREED as of the date first written above: